EXHIBIT 10.9


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                   NON-COMPETE AND NON-SOLICITATION AGREEMENT

     This NON-COMPETE AND NON-SOLICITATION AGREEMENT (the "Agreement") is dated as of May 12, 2010, by and between Thomas B. Wagers, Sr. ("Executive") and Atlantic Coast Bank (the "Bank"), a wholly-owned subsidiary of Atlantic Coast Federal Corporation (the "Company").

     WHEREAS, Executive is Chief Financial Officer of the Bank and the Company; and

     WHEREAS, the Executive, the Bank and the Company are parties to an employment agreement dated January 1, 2010 (the "Employment Agreement"); and

     WHEREAS, separate from the Employment Agreement, in order to protect the business, trade secrets and other confidential and proprietary information of the Bank and Company known to Executive following Executive's termination of employment for any reason (other than "Cause," as defined and determined in the Employment Agreement), including, but not limited to, (i) voluntary resignation;
(ii) Retirement (as defined in the Employment Agreement); (iii) involuntary termination of employment without Cause; and (iv) voluntary termination for "Good Reason" (as defined in the Employment Agreement) (all of which shall constitute a "Termination of Employment" under this Agreement), Executive has agreed to restrict his activities in accordance with the terms and conditions of this Agreement; and

     NOW,  THEREFORE,  in  consideration  of the  premises,  and other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereby agree as follows:

     1. Covenants.

     (a) Executive hereby covenants and agrees that for a period of two (2) years following his Termination of Employment he shall not, without the written consent of the Bank, either directly or indirectly:

          (1) solicit, offer employment to, or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any officer or employee of the Bank or the Company, or any of their respective subsidiaries or affiliates, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any business whatsoever that competes with the business of the Bank or the Company, or any of their direct or indirect subsidiaries or affiliates or has headquarters or offices within 50 miles of the locations in which the Bank or the Company has business operations or has filed an application for regulatory approval to establish an office;

          (2) become an officer, employee, consultant, director, independent contractor, agent, sole proprietor, joint venturer, greater than 5% equity owner or stockholder, partner or trustee of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company or agency, any mortgage or loan broker or any


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other entity  competing with the Bank or its  affiliates in the same  geographic locations where the Bank or its affiliates has material business interests; or

          (3) solicit, provide any information, advice or recommendation or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank and/or the Company as may reasonably be required by the Bank and/or the Company, in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party; provided, however, that Executive shall not be required to provide information or assistance with respect to any litigation between the Executive and the Bank and/or the Company and/or any of its subsidiaries or affiliates.

     (c) All payments to Executive under this Agreement shall be subject to Executive's compliance with this Section 1. The parties hereto, recognizing that irreparable injury will result to the Bank and/or the Company, its business and property in the event of Executive's breach of this Section 1, agree that, in the event of any such breach by Executive, the Bank and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive and all persons acting for or with Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank or the Company from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages from Executive.

     (d) The terms and provisions of the covenants contained in this Section 1 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, the validity or the enforceability of any other provision of this Agreement shall not thereby be affected. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) contained in the preceding paragraphs of this Section 1, then such unenforceable covenants (or any such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced.

     (e) Each party hereto acknowledges that the potential restrictions on Executive's future activities imposed by the covenants in this Section 1 are reasonable in both duration and geographic scope and in all other respects. In the event that the provisions of this Section 1 should ever be deemed to exceed the duration or geographic limitations or scope permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations or scope, as the case may be, permitted by applicable law, and each party agrees that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction. If the two-year duration is deemed unenforceable, and a court will not permit reformation as provided for in this subparagraph, then the two-year duration provided for above, shall be deemed to be one year.


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     2. Payment.

     (a) No later than thirty (30) days after the Executive's Termination of Employment, the Bank or the Company agree to pay Executive a cash lump sum equal to two times (i) the highest annual rate of "Base Salary" (as defined in the Employment Agreement) paid to Executive at any time under the Employment
Agreement and (ii) the highest annual bonus and non-equity incentive compensation (as defined in the Employment Agreement) paid to the Executive over the most recent two calendar years prior to the Termination of Employment; provided, however, that any payment owed to Executive under this Agreement shall be reduced by an amount equal to the amount of any severance pay that the Executive receives under the Employment Agreement upon an "Event of Termination" (as defined in the Employment Agreement).

     (b) No payment shall be made under this Agreement unless the Termination of Employment qualifies as a "Separation from Service" (as defined in the Internal Revenue Code (the "Code") Section 409A and the regulations thereunder).

     (c) Notwithstanding the foregoing, in the event Executive is a "Specified Employee" (as defined in the Code Section 409A and the regulations thereunder) to the extent required under Code Section 409A, no payment shall be made to Executive prior to the first day of the seventh month following the Termination of Employment.

     3. Source of Payment. The payment provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment of the amount due hereunder to Executive, and if such amount due from the Bank is not timely paid or provided by the Bank, such amount shall be paid by the Company.

     4. No Attachment; Binding on Successors.

     (a) Except as required by law, no right to receive a payment under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

     5. Modification and Waiver.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as


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to the specific  term or condition  waived and shall not  constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

     6. Required Provisions.

     (a) The Bank may terminate Executive's employment at any time, but any termination by the Board other than termination for Cause shall not prejudice Executive's right to compensation under this Agreement. Executive shall have no right to receive compensation for any period after termination for Cause.

     (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) [12 U.S.C.  ss.1818(e)(3)] or 8(g)(1) [12 U.S.C.  ss.1818(g)(1)]
of the Federal Deposit Insurance Act, the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) [12 U.S.C.  ss.1818(e)(4)] or 8(g)(1) [12 U.S.C.  ss.1818(g)(1)]
of the Federal Deposit Insurance Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default as defined in Section 3(x)(1) [12 U.S.C. ss.1813(x)(1)] of the Federal Deposit Insurance Act, all obligations of the Bank under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, (i) by the Director of the Office of Thrift Supervision ("OTS") or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) [12 U.S.C. ss.1823(c)] of the Federal Deposit
Insurance Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Bank or the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss. 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.


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     7. Severability.  If, for any reason,  any provision of this Agreement,  or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

     8. Headings for Reference Only. The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     9. Governing Law. This Agreement shall be governed by the laws of the State of Georgia but only to the extent not superseded by federal law.


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     IN WITNESS WHEREOF,  the Bank and the Company have caused this Agreement to be executed by its duly authorized representatives, and Executive has signed this Agreement, on the date first above written.

                                       ATLANTIC COAST BANK


May 12, 2010                           By: /s/ Robert J. Larison, Jr.
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Date                                       Robert J. Larison, Jr., President
                                           and Chief Executive Officer


                                       ATLANTIC COAST FEDERAL CORPORATION


May 12, 2010                           By: /s/ Robert J. Larison, Jr.
-----------------------------              ------------------------------------
Date                                       Robert J. Larison, Jr., President
                                           and Chief Executive Officer


                                       EXECUTIVE:

May 12, 2010                           /s/ Thomas B. Wagers, Sr.
-----------------------------          ----------------------------------------
Date                                   Thomas B. Wagers, Sr.


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